ADDENDUM TO CONVERTIBLE DEBENTURE AND
                        SECURITIES PURCHASE AGREEMENT

This Addendum to Convertible Debenture and Securities Purchase Agreement ("Addendum") is entered into as of the 17th day of February 2005 by and between Ultradata Systems, Incorporated, a Delaware corporation
("Ultradata"), and Golden Gate Investors, Inc., a California corporation
("GGI").

WHEREAS, GGI and Ultradata are parties to that certain 6 3/4 % Convertible Debenture dated as of February 14, 2005 ("Debenture"); and

WHEREAS, GGI and Ultradata are parties to that certain Securities Purchase Agreement dated as of February 14, 2005; and

WHEREAS, the parties desire to amend the Debenture and Securities Purchase Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ultradata and GGI agree as follows:

1. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2.   The Debenture Interest Rate is hereby changed to 4.75%.

3. The Initial Purchase Price under the Securities Purchase Agreement shall be $100,000, with $50,000 to be held by GGI for legal fees pursuant to the letter agreement between the parties dated February 14, 2005.

4. Except as specifically amended herein, all other terms and conditions of the Debenture and Securities Purchase Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, Ultradata and GGI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Ultradata Systems, Incorporated             Golden Gate Investors, Inc.

By: /s/ Monte Ross                          By: /s/ Travis Huff
-------------------------------             ---------------------------
Name: Monte Ross                            Name: Travis Huff

Title: Chief Executive Officer              Title: Investment Portfolio Manager